Exhibit 24.1

POWER OF ATTORNEY

THE BANK OF NEW YORK MELLON CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, Arlie Nogay, Richard Pearlman and Bart Schwartz, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to sign one or more new Registration Statements on Form S-8 or any other appropriate form or forms or to amend any currently filed registration statement or statements, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to 225,000 shares of The Bank of New York Mellon Corporation’s Common Stock to be issued from time to time pursuant to the settlement of, or in connection with, phantom stock units issued pursuant to, or other obligations under, the Deferred Compensation Plan for Employees and the Deferred Compensation Plan for Directors (collectively, the “Plans”) and/or (b) up to $100,000,000 of deferred compensation obligations under the Plans, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation. It may be signed in counterparts, each one of which shall grant the authority described above as to its signatory or signatories.

/s/ Frank J. Biondi, Jr.	/s/ John A. Luke, Jr.
Frank J. Biondi, Jr., Director	John A. Luke, Jr., Director

/s/ Ruth E. Bruch	/s/ Robert Mehrabian
Ruth E. Bruch, Director	Robert Mehrabian, Director

/s/ Nicholas M. Donofrio	/s/ Mark A. Nordenberg
Nicholas M. Donofrio, Director	Mark A. Nordenberg, Director

/s/ Steven G. Elliott	/s/ Catherine A. Rein
Steven G. Elliott, Director	Catherine A. Rein, Director

/s/ Gerald L. Hassell	/s/ Thomas A. Renyi
Gerald L. Hassell, Director	Thomas A. Renyi, Director

/s/ Edmund F. Kelly	/s/ William C. Richardson
Edmund F. Kelly, Director	William C. Richardson, Director

/s/ Robert P. Kelly	/s/ Samuel C. Scott III
Robert P. Kelly, Director	Samuel C. Scott III, Director
And Principal Executive Officer

/s/ Richard J. Kogan	/s/ John P. Surma
Richard J. Kogan, Director	John P. Surma, Director

/s/ Michael J. Kowalski	/s/ Wesley W. von Schack
Michael J. Kowalski, Director	Wesley W. von Schack, Director